EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-14926) of Chesapeake Corporation of our report dated June 16, 2004 relating to the financial statements of Salaried Employees' Stock Purchase Plan, which appears in this Form 11-K.

/s/PRICEWATERHOUSECOOPERS LLP

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PRICEWATERHOUSECOOPERS LLP

Richmond, Virginia

June 25, 2004